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                                                                      EXHIBIT 11


               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS


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

                                                                  Income             Shares              Per Share
                                                                (Numerator)       (Denominator)            Amount
                                                                -----------       -------------            ------

                                                                         FOR THE QUARTER ENDED MARCH 31, 2002
                                                                         ------------------------------------

Net income applicable to common shareholders                     $   909,706
                                                                 ===========

BASIC EPS
   Income applicable to shareholders                                                     8,512,194           $0.11
                                                                                                             =====
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                       -
                                                                                   ---------------
DILUTED EPS
   Income applicable to shareholders                                                     8,512,194           $0.11
                                                                                   ===============           =====


                                                                         FOR THE QUARTER ENDED MARCH 31, 2001
                                                                         ------------------------------------

Net income applicable to common shareholders                     $   153,374
                                                                 ===========

BASIC EPS
   Income applicable to shareholders                                                     8,512,161           $0.02
                                                                                                             =====
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                   5,700
                                                                                   ---------------
DILUTED EPS
   Income applicable to shareholders                                                     8,517,861           $0.02
                                                                                   ===============           =====
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